CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Roebling Financial Corp, Inc.

We hereby consent to the use of our report dated December 19, 2012, relating to the consolidated financial statements as of September 30, 2012 and 2011, in this Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 dated as of the date hereof relating to the proposed merger of Roebling Financial Corp, Inc. with and into TF Financial Corporation.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

February 8, 2013